EXHIBIT 10.3

                     ASSIGNMENT, BILL OF SALE AND CONVEYANCE
                     ---------------------------------------

     THIS ASSIGNMENT, BILL OF SALE AND CONVEYANCE (this "Assignment"), dated effective January 1, 2006 (the "Effective Date"), is from ALTEX OIL CORPORATION, a Utah corporation whose address is PO Box 1057, Breckenridge, Colorado 80424-1057 ("Assignor") to Penroc Oil Corporation, PO Box 2769, Hobbs, NM 88241-5970 ("Assignee").

     For $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby sells, assigns, transfers, grants, bargains, conveys to Assignee all of Assignor's right, title and interest, in and to the following (all of which are called the "Assets"):

1. The oil and gas leases and other interests described in Exhibit A (the "Leases") insofar and only insofar as the Leases cover the Almond formation in the currently producing BH Federal 1 (also know as the BH Federal 10), BH Federal 2, BH Federal 3, and BH Federal 4 wells and cover the Mesaverde formation in the currently producing Champlin 337 G11 well described below and not any other or future wells or any other formations or depths (the "Lands"), and all oil, gas and other hydrocarbons, whether liquid or gaseous (the "Hydrocarbons") in, on or under or that may be produced from the Lands and the Wells.

2. The oil and gas wells located on the Leases and Lands and described in Exhibit A (the "Wells"), and all personal property and equipment associated with the Wells as of the Effective Date.

3. The rights, to the extent transferable, in and to all existing and effective unitization, pooling and communitization agreements, declarations and orders, to the extent that they relate to or affect any of the interests described in Paragraphs 1 and 2 or the production of Hydrocarbons from the Leases, the Lands and the Wells.

4. The rights, to the extent transferable, in and to Hydrocarbon sales, purchase, gathering, transportation and processing contracts, operating agreements, partnership agreements, farmout agreements and other contracts, agreements and instruments relating to the interests described in Paragraphs 1, 2 and 3.

5. All of the personal property, fixtures, improvements, permits, licenses, approvals, servitudes, rights-of-way, easements and other surface rights located on or used in connection with the properties and interests described in Paragraphs 1 through 4, to the extent that they are located on the Leases or Lands and are used in connection with the Wells.

6. The files, records, data and information relating to the items described in Paragraphs 1 through 5, maintained by Assignor.

     TO HAVE AND TO HOLD the Assets unto Assignee and its successors and assigns forever.

     This Assignment is made and accepted expressly subject to the following terms and conditions:

A. Assignor hereby excepts and reserves unto itself and its successors and assigns, all of Assignor's rights, titles and interests in the Leases not expressly conveyed herein.

B. THIS ASSIGNMENT IS MADE WITHOUT ANY WARRANTY OR REPRESENTATION OF ANY KIND OR CHARACTER, WHETHER EXPRESS, IMPLIED OR STATUTORY, AND ASSIGNOR HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY.

C. To the extent permitted by law, Assignee shall be subrogated to Assignor's rights in and to representations, warranties and covenants given with respect to the Assets. Assignor hereby grants and transfers to Assignee, its successors and assigns, to the extent so transferable and permitted by law, the benefit of and the right to enforce the covenants, representations and warranties, if any, which Assignor is entitled to enforce with respect to the Assets.

D. Assignee assumes and agrees to pay, perform, fulfill and discharge all claims, costs, expenses, liabilities and obligations accruing or relating to the owning, developing, exploring, operating or maintaining of the Assets or the producing, transporting and marketing of Hydrocarbons from the Assets, relating to periods before, on and after the Effective Date, including, without limitation, all obligations arising under the agreements covering or relating to the Assets.

E. This Assignment binds and inures to the benefit of Assignor and Assignee and their respective successors and assigns.

F. This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, and all of which together shall constitute but one instrument.


     EXECUTED on the date contained in the acknowledgment of this instrument, to be effective for all purposes as of the Effective Date.

     ASSIGNOR:
     ALTEX OIL CORPORATION

     By: /s/ Steven H. Cardin
        ---------------------
     Steven H. Cardin, President

                                 ACKNOWLEDGMENT
                                 --------------

     STATE OF COLORADO          )
                                ) ss.
     COUNTY OF DENVER           )

     The foregoing instrument was acknowledged before me this 9th day of December 2005 by Steven H. Cardin, President of ALTEX OIL CORPORATION, a Utah corporation, on behalf of such corporation.

     Witness my hand and official seal.

     My commission expires 6/23/07.

     /s/ Elizabeth L. Rutherford
     ---------------------------
     Notary Public

     EXECUTED on the date contained in the acknowledgment of this instrument, to be effective for all purposes as of the Effective Date.

     ASSIGNEE:
     PENROC OIL CORPORATION

     By: /s/ Mohammed Yamin Merchant
        ----------------------------
     Mohammed Yamin Merchant, President

                                 ACKNOWLEDGMENT
                                 --------------

     STATE OF TEXAS             )
                                ) ss.
     COUNTY OF HARRIS           )

     The foregoing instrument was acknowledged before me this 15th day of December 2005 by Mohammed Yamin Merchant as President of Penroc Oil Corporation, a corporation, on behalf of said corporation.

     Witness my hand and official seal.

     My commission expires October 13, 2006

     /s/ Kathrin Morgan
     ------------------
     Notary Public